Exhibit 10.15

SUBLEASE

This SUBLEASE, dated as of the 4 day of January, 2011 (“Effective Date”), is entered into and agreed between Omnicell, Inc., a Delaware corporation, having its headquarters at 1201 Charleston Rd, Mountain View, CA 94043 (“Sublandlord”), and Linkedln Corporation, a Delaware corporation, having its headquarters at 2029 Stierlin Court, Mountain View, California 94043 (“Subtenant”).

RECITALS

WHEREAS, Sublandlord is the tenant of certain premises (the “Subleased Premises”) consisting of approximately 18,333 square feet of the first floor of the building located at 2025 Stierlin Court, Mountain View California 94043 (the entire structure being referred to as the “Building”), pursuant to a lease (the “Prime Lease”) dated as of June 29, 2007, with Britannia Hacienda VIII LLC., as landlord (“Prime Landlord”). A copy of the Prime Lease is annexed hereto as Exhibit A; and

WHEREAS, Subtenant leases the second floor of the Building from Prime Landlord, and currently is negotiating with Prime Landlord the terms and conditions of a direct lease for the Subleased Premises to commence immediately upon the expiration or earlier termination of the Prime Lease (“Direct Lease”); and

WHEREAS, Subtenant wishes to sublet from Sublandlord the Subleased Premises as more particularly described on the floor plan annexed hereto as Exhibit B and being referred to as the “Subleased Premises”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which arc hereby acknowledged, Sublandlord and Subtenant agree as follows:

1.	Demise and Term.

(a) Subject to and in accordance with all of the terms, covenants and conditions of this Sublease, Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant hires and accepts the Subleased Premises from Sublandlord, for a term (the “Sublease Term”) to commence on the later of (i) January 5, 2011, or (ii) the date of Prime Landlord’s written consent (“Consent”) to this Sublease (the “Sublease Commencement Date”), and to expire on September 30, 2011 (the “Sublease Expiration Date”), both dates inclusive, unless the Sublease Term shall sooner end pursuant to any of the terms, covenants and conditions of this Sublease or the Prime Lease. Sublandlord and Subtenant acknowledge and agree that notwithstanding the fact this Sublease demises the Subleased Premises for the remainder of the term of the Prime Lease, this Sublease shall be deemed to be a sublease and not an assignment of the Prime Lease, and in the event that under any applicable rule of law this Sublease would be deemed to be an assignment of the Prime Lease by reason thereof, the term of this Sublease shall automatically be deemed to expire on the day immediately preceding the last day of the term of the Prime Lease so as to preserve the intention of the parties that this Sublease be construed as a sublease and not an assignment.

(b) In the event that Sublandlord is unable to deliver possession of the Subleased Premises to Subtenant on the Sublease Commencement Date due to factors beyond Sublandlord’s reasonable control (including, without limitation, Prime Landlord’s failure or refusal to deliver its Consent in a timely manner), Sublandlord shall not be subject to any liability therefor and the validity of this Sublease shall not be impaired, but all Rent and other obligations of Subtenant attributable to the Subleased Premises shall be abated until such time as possession thereof is delivered to Subtenant. If Sublandlord has not delivered possession of the Subleased Premises in the condition required by this Sublease to Subtenant by December 15, 2010 for any reason other than Prime Landlord’s failure or refusal to deliver the Consent or force majeure events, Rent (as defined in Paragraph 3(a) below) shall abate for each day after December 15, 2010 that Sublandlord has not delivered the Subleased Premises to Subtenant until the Subleased Premises is delivered in the required condition. If for any reason whatsoever Sublandlord has not delivered the Subleased Premises to Subtenant in the required condition by January 3, 2011, Subtenant shall have the right, but not the obligation, to terminate this Sublease by written notice to Landlord given at any time prior to delivery of the Subleased Premises, in which event neither party shall have any further rights or obligations hereunder and Sublandlord promptly shall refund to Subtenant all sums paid by Subtenant to Sublandlord in connection with Subtenant’s execution of this Sublease.

(c) Subject to Sublandlord’s having received the Consent or Prime Landlord’s written consent to Subtenant’s early entry pursuant to the provisions of this Paragraph 1(c), Sublandlord will allow Subtenant access to the Subleased Premises from the Effective Date until the Commencement Date for the purpose of installing Subtenant’s furniture, fixtures, voice and data communications systems, and any other equipment necessary for the conduct of Subtenant’s business, but not for the operation of business, subject to all of the provisions of this Sublease except Subtenant will not be obligated to pay Rent during such period. The date upon which Sublandlord actually delivers the Subleased Premises to Subtenant for the early entry period described herein shall be the “Delivery Date”.

(d) Notwithstanding anything to the contrary contained in this Sublease, if Subtenant and Prime Landlord execute and deliver the Direct Lease, Subtenant shall have the right to remain in the Subleased Premises upon the expiration of this Sublease, and Subtenant shall not be obligated to surrender the Subleased Premises to Sublandlord in the condition otherwise required by this Sublease and the Prime Lease.

2. Use. Subtenant shall use the Subleased Premises solely for those purpose(s) permitted pursuant to the Prime Lease and for no other purpose(s).

3.	Rent.

(a) From and after the Sublease Commencement Date, Subtenant shall pay to Sublandlord the base rent specified in subsection (b) below (“Base Rent”). Base Rent and all other items of additional rent, charges and expenses payable by Subtenant hereunder (all of the foregoing except for Base Rent deemed, collectively, “Additional Rent”) shall be paid to Sublandlord on the first day of each calendar month, without deduction, abatement, counterclaim or setoff of any amount for any reason whatsoever. Rent shall be paid to Sublandlord in lawful money of the United States at its address set forth above (Attention: Lease Administration), or to such other person, or at such other address, as Sublandlord may from time to time designate by notice to Subtenant. Any payment by Subtenant or receipt by Sublandlord of an amount less than the amount stipulated hereunder for any portion of Rent shall be deemed a payment on account of such amount(s) payable. An endorsement or statement by Subtenant on any check or letter shall not be deemed to create an accord and satisfaction, and Sublandlord may accept any such check or payment without prejudice to Sublandlord’s right to recover the balance due or to pursue any other remedy available to it. Any provision in the Prime Lease referring to “Rent” or “rent” (or words of similar meaning) incorporated herein by reference shall be deemed to refer to all items of Base Rent and Additional Rent due under this Sublease. Base Rent and Additional Rent shall be referred to as “Rent”.

(b) Base Rent shall consist of the following amounts, and shall be paid by Subtenant to Sublandlord as herein provided:

	Rent
Sublease Period	Total Term	Monthly
Sublease Commencement Date through Sublease Expiration Date	$494,991.00	$49,499.10

(c) Notwithstanding subsection (b) above, Tenant’s obligation to pay Rent shall commence on the Sublease Commencement Date, subject to any abatement of Rent pursuant to Paragraph 1.(b) above. The Rent payable for the calendar month in which the Sublease Commencement Date occurs shall be pro rated to reflect the number of days of Subtenant’s occupancy during such calendar month and shall be payable on the Sublease Commencement Date.

(d) Rent payable hereunder shall be prorated on a daily basis in the case of any period of less than a full calendar year or, in the case of any monthly installment, any period less than a full calendar month. Subtenant shall pay all commercial rent or occupancy taxes imposed in connection with this Sublease, the Subleased Premises or the payment of Rent hereunder, if applicable.

4. Sublandlord Relocation Costs. Subtenant agrees to pay to Sublandlord a one time sum of $70,000.00 for Sublandlord’s costs associated with relocation from the Subleased Premises (“Relocation Payment”). The Relocation Payment shall be made no later than thirty (30) days after the Sublease Commencement Date. Notwithstanding the purpose of the payment described in this paragraph 4, there shall be no restrictions on Sublandlord’s use of the Relocation Payment, nor shall Subtenant be responsible for any of Sublandlord’s actual relocation costs in excess of the Relocation Payment.

5.	Additional Rent:

(a) Subtenant shall be responsible for paying all then current operating expenses as additional rent, including but not limited to Operating Expenses as defined in the Prime Lease sections 5.1, 5.2, 5.3, 5.4 and 5.5 and utilities as defined in the Prime Lease section 6.1 (the “Additional Rent”). The Additional Rent is payable pursuant to the Prime Lease to the extent relating to the Subleased Premises and shall be reimbursed to the Sublandlord 100% as billed by the Prime Landlord, or Prime Landlord’s agents, together with any actual and reasonable additional management fees that may be charged by Prime Landlord’s property management company to provide and manage these services. The estimated amount of the Additional Rent will be billed monthly along with the Rent and will be due within five (5) days after the 1st of each month. Subtenant will have all rights under section 5.4 of the Prime Lease as it relates to Final Accounting for the expense year. The Subtenant will be responsible for Subtenant’s prorated share of any increases in the Operating Expenses included in the Additional Rent once the final accounting has been completed for the expense year at issue, and Subtenant shall receive a refund to the extent it is determined that Subtenant paid in excess of its prorated share after the final accounting has been completed.

(b) The Subtenant shall be responsible for paying directly to the provider all charges for all utilities, services, materials and other items provided to the Subleased Premises to the extent such utilities, services, materials and other items are not provided by Prime Landlord pursuant to the Prime Lease. If Subtenant shall request freight elevator facilities, heat, cooled air or mechanical ventilation or any other service for which a charge is imposed pursuant to the Prime Lease or otherwise by Prime Landlord, Subtenant shall pay the full amount of such charge (to the extent not payable by Subtenant as Additional Rent, as defined above) within twenty (20) days after receipt of written demand therefor (i) to Prime Landlord directly for such services, or (ii) to Sublandlord if Prime Landlord bills Sublandlord for such services. Sublandlord and Subtenant shall request that Prime Landlord forward copies of invoices for such services directly to Subtenant, with copies sent to Sublandlord.

(c) The current Additional Rent payable under the Prime Lease (which sum may be adjusted annually pursuant to the applicable provisions of the Prime Lease) is $22,739.31 per month.

6. Security Deposit. Within three (3) business days after receipt of the Consent, Subtenant shall deposit the sum of $49,499.10 (the “Security Deposit”) with Sublandlord as security for the full and timely performance of Subtenant’s obligations under this Sublease. Upon the occurrence of a default, beyond applicable notice and cure periods, by Subtenant hereunder, Sublandlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Sublandlord may pay or become obligated to pay, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer, by reason of such uncured default. If any portion of the Security Deposit is used, Subtenant shall, within ten (10) business days after receipt of written demand therefor, deposit with Sublandlord an amount (in cash) sufficient to restore the Security Deposit to its original amount. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest thereon. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Subtenant be entitled to use the Security Deposit for the payment of Rent. If no default by Subtenant exists hereunder as of the Sublease Expiration Date, the Security Deposit (or any balance thereof) shall be returned to Subtenant within thirty (30) days after the expiration of the Sublease Term and the surrender of the Subleased Premises to Sublandlord; provided, however, that if Subtenant and Prime Landlord executed and deliver the Direct Lease, Sublandlord shall return the Security Deposit to Subtenant within thirty (30) days after the expiration or earlier termination of this Sublease. Sublandlord shall transfer the Security Deposit to any purchaser or transferee of Sublandlord’s interest under the Prime Lease. Upon such transfer, Subtenant shall look solely to such purchaser or transferee for return of the Security Deposit, and Sublandlord shall be relieved of any liability with respect thereto.

7. Late Charges. If Subtenant shall fail to pay any installment of Rent or any other sum payable under this Sublease within five (5) days after the date when such amount is due, Subtenant shall pay to Sublandlord (in addition to such installment of Rent or other sum, as the case may be) as a late charge, an amount equal to (i) six percent (6%) of the amount unpaid plus (ii) eight percent (8%) per annum (the “Interest Rate”) of the amount unpaid, computed from the due date of such payment to and including the date when such payment is actually made to Sublandlord; provided, however, that the total amount of such late charges shall not exceed the maximum late charge permitted by applicable law. The late charges for any month shall be paid to Sublandlord within ten (10) business days after receipt of written demand therefor. In the case of any uncured default in payment of any late charges by Subtenant, and in addition to all other remedies, Sublandlord shall have the same rights as provided in this Sublease (including the provisions incorporated by reference) for nonpayment of Rent. Nothing in this Paragraph, and no acceptance of late charges by Sublandlord, shall be deemed to extend or change the time for payment of Rent.

8.	Subordination to the Prime Lease; Prime Landlord’s Consent.

(a) This Sublease is subject and subordinate to the Prime Lease and to each exception, encumbrance, lien or other matter to which the Prime Lease is or shall be subordinate. In the event of lawful termination, re-entry or dispossession by Prime Landlord under the Prime Lease, Prime Landlord may take over all of the right, title and interest of Sublandlord, as Sublandlord under this Sublease, and Subtenant shall attorn to Prime Landlord pursuant to the then executory provisions of this Sublease, except that the Prime Landlord shall not be (i) liable for any previous act or omission of Sublandlord under this Sublease, (ii) subject to any counterclaim, offset or defense not expressly provided in this Sublease (which theretofore accrued to Subtenant against Sublandlord) or (iii) bound by any previous prepayment of more than one (1) month’s Rent.

(b) Sublandlord shall use reasonable efforts (but without any obligation to commence any litigation, or incur more than reasonable expenses) to deliver to Subtenant the written Consent of Prime Landlord to this Sublease. Subtenant shall use commercially reasonable good faith efforts to cooperate with Sublandlord in seeking the Consent, including, without limitation, supplying all information and documentation reasonably requested by Prime Landlord with respect to Subtenant. Sublandlord shall pay to Prime Landlord any fee imposed on Sublandlord by the Prime Lease or otherwise in connection therewith. If Sublandlord has not obtained Prime Landlord’s consent, upon terms and conditions acceptable to Sublandlord and Subtenant in the sole but reasonable judgment of each, within thirty (30) days after the date of Sublandlord’s execution of this Sublease, Sublandlord or Subtenant may terminate this Sublease by giving the other party ten (10) days’ prior written notice, in which case this Sublease shall terminate on the day following the last day of the ten (10)- day notice period (unless Prime Landlord’s consent is obtained during such ten (10)- day period, in which case this Sublease shall remain in full force and effect), all sums paid to Sublandlord by Subtenant shall be returned to Subtenant (without interest) and neither party shall have any further rights or liabilities hereunder.

9.	Incorporation by Reference.

(a) Subject to the provisions of this Sublease, the terms and conditions of the Prime Lease (including, without limitation, the remedies thereunder) are hereby incorporated by this Sublease and made a part hereof with the same force and effect as if such terms and conditions were completely set forth herein, and as if the words “Landlord” and “Tenant”, or words of similar import, wherever the same appear in the Prime Lease, were construed to mean, respectively, Sublandlord and Subtenant under this Sublease, and as if the word “Premises”, or words of similar import, wherever the same appear in the Prime Lease, were construed to mean the Subleased Premises under this Sublease, and as if the word “Lease”, or words of similar import, wherever the same appear in the Prime Lease, were construed to mean this Sublease, and as if the word “Term”, or words or similar import, wherever the same appear in the Prime Lease, were construed to mean the Sublease Term under this Sublease. From and after the Sublease Commencement Date, Subtenant shall undertake to perform and observe all the terms, covenants and conditions of the tenant under the Prime Lease except for: (i) Sublandlord’s obligation to pay Rent and additional rent thereunder (so long as Subtenant pays all components of Rent pursuant to this Sublease); (ii) the following provisions of the Prime Lease which are not incorporated into this Sublease: Sections 2.1, 2.2, 2.3(a) and (b), 2.6, 3.1(a) and 3.1(b), 3.2, 16, 17.1 (except for purposes of sending notices to Prime Landlord), 17.11 and 17.15 of the Prime Lease; and (iii) those other terms, covenants and conditions which Sublandlord has expressly undertaken to perform or observe pursuant to the terms hereof. The time limits contained in the Prime Lease for the giving of notices, making of demands or performing any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right (including any right to cure a default), remedy or option, are changed for the purposes of incorporation herein by shortening the same by five (5) days in each instance, unless such time limit is five (5) days or less, in which event such period shall be shortened by two (2) days (but in no event shall such time limit be shortened pursuant to this subsection to less than three (3) days), so that notices may be given, demands made, any act, condition or covenant performed, and any right, remedy or option hereunder exercised by Sublandlord within the time limit relating thereto contained in the Prime Lease. Notwithstanding anything to the contrary in this Sublease, if any of the express provisions of this Sublease shall conflict with any of the provisions of the Prime Lease incorporated herein by reference, as between Sublandlord and Subtenant, such conflict shall be resolved in every instance in favor of this Sublease; however, nothing contained in this Sublease shall be deemed, in any way, to modify any of the provisions of the Prime Lease.

(b) All capitalized words and phrases not otherwise defined or described in this Sublease shall have the meanings ascribed to them in the Prime Lease.

10.	Performance by Sublandlord.

(a) Subtenant shall not have any rights in respect of the Subleased Premises greater than Sublandlord’s rights under the Prime Lease with respect thereto. Subject to the provisions of Paragraph 10(b) below, notwithstanding anything to the contrary in this Sublease, Sublandlord shall have no liability to Subtenant by reason of any default of Prime Landlord (as to obligations of Sublandlord contained in this Sublease by the incorporation by reference of any provision of the Prime Lease), it being understood that if Sublandlord shall fail to fulfill any obligation of Prime Landlord hereunder and such failure is caused by the failure of Prime Landlord to comply with its obligations under the Prime Lease, then Sublandlord shall have no obligation or liability by reason of such failure. Subtenant expressly acknowledges that all of the services provided to the Building and the Subleased Premises are supplied by Prime Landlord, that Sublandlord has no control thereof and assumes no responsibility in connection therewith and that no such failure or interruption shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease (except to the extent that Sublandlord is granted rent abatement under the Prime Lease), (ii) constructive eviction, whether in whole or in part, or (iii) liability on the part of Sublandlord, unless and to the extent such failure or interruption is directly attributable only to the negligence or willful misconduct of Sublandlord.

(b) Sublandlord shall not be required to make any payment or perform any obligation, and shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord’s obligations:

(i)	to pay the Rent and additional rent due under the Prime Lease (provided Subtenant is not in default, beyond applicable notice and cure periods, in the payment of Rent payable under this Sublease);

(ii)

to use commercially reasonable good faith efforts, upon written request of Subtenant, to cause Prime Landlord to observe and perform its obligations under the Prime Lease with respect to the Subleased Premises (provided that Subtenant pays all costs incurred by Sublandlord in connection therewith) and provided that Sublandlord shall not be obligated to commence any litigation, except that Sublandlord shall commence any legal proceeding reasonably requested by Subtenant to enforce Sublandlord’s right to obtain performance (including the provision of services, maintenance and repairs) which Prime Landlord is obligated to provide with respect to the Subleased Premises under the Prime Lease if Subtenant (1) gives its prior written consent to each action to be taken by Sublandlord in connection therewith, (2) pays and advances Sublandlord’s reasonable costs in such proceeding (including, without limitation, the reasonable fees and disbursements of Sublandlord’s attorneys) and (3) indemnifies Sublandlord against all damages, liabilities, costs and expenses incurred by Sublandlord in connection with such proceeding, except to the extent arising out of the gross negligence or willful misconduct of Sublandlord, its agents, employees or contractors);

(iii)	provided that Subtenant is not in default under this Sublease beyond applicable notice and cure periods, not to take any action that would cause a default by Sublandlord as tenant under the Prime Lease. Sublandlord hereby represents and warrants for the benefit of Subtenant that, as of the date hereof, (i) the copy of the Prime Lease attached hereto as Exhibit A is a true and correct copy thereof and that no amendments or modifications have been executed by Sublandlord and Prime Landlord, and the Prime Lease is in full force and effect; (ii) Sublandlord has not received any notice of default from the Prime Landlord under the Prime Lease; and (iii) Sublandlord is in possession of the Subleased Premises. Sublandlord further agrees to pay all amounts of rent payable under the Prime Lease to Prime Landlord in accordance with the terms of the Prime Lease and otherwise perform its obligations under the Prime Lease except to the extent expressly agreed to be performed by Subtenant hereunder; and

(iv)	Sublandlord promptly shall provide Subtenant with copies of all notices, including notices of default, received by Sublandlord from Prime Landlord.

11. No Breach of the Prime Lease. Subtenant shall not do, or permit to be done, any act or thing which constitutes a breach or violation of any provision of the Prime Lease, whether or not such act or thing is permitted under the provisions of this Sublease.

12. Indemnification. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all third-party loss, cost, damage, expense and liability, including, without limitation, reasonable attorneys’ fees and disbursements, which Sublandlord may incur by reason of: (i) any accident, damage or injury to any person or property occurring in, on or about the Subleased Premises from and after the Sublease Commencement Date; (ii) any breach or default under this Sublease by Subtenant; (iii) any work done in or to the Subleased Premises, either by or on behalf of Subtenant after the Sublease Commencement Date; or (iv) any act, omission or negligence by Subtenant or any of its officers, employees, agents, customers, licensees or invitees, or any person claiming through or under Subtenant; provided, however, and notwithstanding anything to the contrary contained in this Section, Subtenant shall not be obligated to indemnify Sublandlord against any such loss, cost, damage, expense or liability to the extent caused by Sublandlord’s gross negligence or willful misconduct, or that of its agents, employees or contractors. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, in no event shall either party be liable for any consequential damages incurred by the other (including, without limitation, any injury to a party’s business or loss of income or profit therefrom) in connection with this Sublease, the Subleased Premises or the Building or Project.

13. Condition of the Subleased Premises. Subtenant agrees to accept the Subleased Premises in its “as is” condition. Notwithstanding anything to the contrary contained in the foregoing, on the Sublease Commencement Date every system or item that is the obligation of Sublandlord to maintain and repair pursuant to Section 8.2(a) of the Prime Lease shall be in good working condition and repair, and if any system or item is not so delivered to Subtenant, Subtenant shall so notify Sublandlord and Sublandlord shall repair the item at no cost to Subtenant. If Subtenant notifies Sublandlord of a need for repair of any system or item that is the obligation of Prime Landlord to maintain and repair pursuant to Section 8.1 of the Prime Lease, Subtenant shall so notify Sublandlord and Sublandlord shall notify the Prime Landlord to initiate repairs to bring such condition into good working condition and repair. Sublandlord shall deliver the Subleased Premises to Subtenant in clean condition with the carpets professionally cleaned and walls patched and touch-up painted. Subtenant acknowledges that Sublandlord shall have no obligation to perform any work or to make any installations in order to prepare the Subleased Premises for Subtenant’s occupancy. Subtenant’s taking possession of the Subleased Premises shall be conclusive evidence as against Subtenant that, subject to Sublandlord’s obligations set forth in this Paragraph, as of such date the Subleased Premises and the relevant portions of the Building were in the condition required by this Paragraph.

14. Access. Prime Landlord, Sublandlord or either’s agents shall have the right to enter the Subleased Premises at all reasonable times, upon giving Subtenant reasonable advance notice, to examine the Subleased Premises and/or to maintain and repair any improvements installed therein by or on behalf of Prime Landlord or Sublandlord (if Subtenant has failed to do so as may be required pursuant to this Sublease). Subtenant shall have access to the Subleased Premises twenty-four (24) hours a day, seven (7) days a week.

15. Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if Prime Landlord’s consent also is required and Sublandlord has made a good faith effort to obtain the consent or approval to such matter or thing of Prime Landlord and such consent or approval was not obtained. If Subtenant shall seek the approval or consent by Sublandlord and Sublandlord shall fail or refuse to give such approval or consent, Subtenant’s sole remedy shall be an action for injunction or specific performance with respect thereto.

16.	Assignment and Subletting.

(a) Subtenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sub-sublet any portion of the Subleased Premises, without the prior written consent of Sublandlord (which shall not be unreasonably withheld or delayed) and Prime Landlord in each instance, and otherwise required in accordance with the provisions of Article 11 of the Prime Lease. To the extent the rentals or income derived from any sublease or assignment exceed the rentals due hereunder, one hundred percent (100%) of such excess rentals and income shall be paid to Sublandlord after Subtenant deducts its reasonable out of pocket costs incurred in connection with such sublease or assignment, including, without limitation, leasing commissions, leasehold improvements, costs and allowances and legal fees, to the extent the rent payable by the proposed transferee equals the rent being paid by Sublandlord under the Master Lease. Thereafter, any excess rentals and income shall be shared by the parties on a 50%/50% basis.

(b) If this Sublease shall be assigned or if the Subleased Premises or any portion thereof shall be sublet or occupied by any person(s) other than the original Subtenant named herein, then Sublandlord may collect rent from any such assignee, subtenant or occupant, and apply the net amounts collected to Rent payable pursuant to this Sublease, but no such assignment, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph, an acceptance of the assignee, subtenant or occupant as subtenant hereunder, or a release of any person from the further performance by such person of the obligations of Subtenant under this Sublease. The consent by Sublandlord and Prime Landlord to any assignment, mortgage, pledge, encumbrance, transfer or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgage, pledge, encumbrance, transfer or subletting. No such assignment or subletting shall cause Subtenant to be released from its obligations under this Sublease unless expressly agreed to in writing by Sublandlord. Any proposed assignment or subletting shall be subject to the restrictions regarding assignment and subletting contained in the Prime Lease and the rights of Prime Landlord thereunder. For avoidance of doubt, the provisions of Section 11 of the Prime Lease regarding Permitted Transfers shall apply to any Permitted Transfer by Subtenant.

17. Insurance. Without limiting any of the provisions of the Prime Lease, Subtenant shall maintain throughout the Sublease Term, for the benefit of Sublandlord and Prime Landlord as additional insureds, such insurance as Sublandlord may be required to provide pursuant to the Prime Lease, provided that Subtenant shall not be required to provide any insurance with respect to any portion of the Subleased Premises other than the Subleased Premises. Certificates of all such polices shall be delivered to Sublandlord on or before the Sublease Commencement Date. All insurance required to be carried by Subtenant pursuant to this Sublease shall be effected under valid and enforceable polices issued by independent insurers permitted to do business in California reasonably acceptable to Sublandlord.

18. Alterations. Subtenant shall not make or cause or permit the making of, any alteration, addition, change, replacement, installation or addition in or to the Subleased Premises without obtaining the prior written consent of Sublandlord (which shall not be unreasonably withheld or delayed) and Prime Landlord thereto in each instance. Any permitted changes shall be made only in compliance with the Prime Lease. If, upon the expiration or earlier termination of this Sublease, Subtenant and Prime Landlord have not executed and delivered the Direct Lease, Subtenant shall surrender the Subleased Premises in the condition existing as of the Sublease Commencement Date, reasonable wear and tear, acts of God, casualty and condemnation excepted, and otherwise in accordance with the provisions of Section 8(c) of the Prime Lease. In the event that Subtenant and Prime Landlord have not executed and delivered the Prime Lease and Subtenant fails to restore the Subleased Premises as required by the immediately preceding sentence, Sublandlord, upon three (3) days’ written notice to Subtenant, may perform such restoration and all costs incurred by Sublandlord shall be reimbursed to Sublandlord by Subtenant, as additional rent, not later than twenty (20) days after receipt of Sublandlord’s written demand therefor. The provisions of this Paragraph shall survive the Sublease Expiration Date or earlier termination of this Sublease. Unless Subtenant and Prime Landlord have executed and delivered the Direct Lease, in no event shall Subtenant be obligated to remove any alterations, additions or improvements installed in the Subleased Premises by Sublandlord or any predecessor-in-interest prior to the earlier of the Delivery Date or the Sublease Commencement Date.

19. Right to Cure Subtenant’s Default. If Subtenant shall default in the observance or performance of any term or covenant of this Sublease on Subtenant’s part to be observed or performed, and if such default has not been cured following ten (10) days’ notice to Subtenant, then Sublandlord may, immediately or at any time thereafter, perform the same for the account of Subtenant. Notwithstanding the preceding provisions of this Paragraph, if: (i) such default cannot reasonably be cured within such ten (10) day period; and (ii) such default does not involve Subtenant’s failure to pay any amount to Sublandlord pursuant to this Sublease, then Sublandlord shall not be entitled to exercise its remedies pursuant to this Paragraph if Subtenant shall commence curing such default within such ten (10) day period and shall thereafter cure such default with reasonable diligence (not to exceed, in any event, sixty (60) days). If Sublandlord makes any expenditure or incurs any obligation for the payment of money in connection therewith (including, without limitation, attorneys’ fees and disbursements, in instituting, prosecuting or defending any action or proceeding), then such sums paid, or obligations incurred, with interest at the Interest Rate shall be deemed to be additional rent under this Sublease and shall be paid by Subtenant to Sublandlord within five (5) days after Sublandlord’s demand therefor.

20. Brokerage. Each party to this Sublease represents that it dealt with no broker or other person who had any part, or was instrumental in any way, in bringing about this Sublease, other than Colliers International, representing Sublandlord, and Cornish & Carey Commercial Newmark Knight Frank, representing Subtenant (the “Brokers”). Each party shall indemnify and hold harmless the other party from and against: (i) all claims made by any other broker or other person for a brokerage commission, finder’s fee or similar compensation, on behalf of the indemnifying party and by reason of or in connection with this Sublease; and (ii) all loss, cost, damage, expense or liability (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with such claims if such other broker or other person claims to have dealt with or otherwise through the indemnifying party. Sublandlord shall not be responsible for payment of a brokerage commission to Subtenant’s Broker.

21. Notices. All notices, consents, approvals, demands, requests and other communications (collectively, “Notices”) which are required or desired to be given by either party to the other hereunder must be in writing and shall be personally delivered or sent by Federal Express or comparable courier for delivery on the morning of the next business day, and with all delivery or transmission charges prepaid. Notices delivered in the manner provided herein shall be deemed to have been given when delivered or when receipt therefor has been refused. Until such time as Sublandlord shall designate otherwise, all Notices given to Sublandlord shall be addressed to Sublandlord at 1201 Charleston Rd, Mountain View, CA 94043, Attn: Facilities and Office of the General Counsel. All Notices given to Subtenant shall be addressed to Subtenant at 2029 Stierlin Court, Mountain View, California 94043, Attention: Legal Department. Sublandlord and

Subtenant may from time to time change the names and/or addresses to which Notices given to such party shall be addressed and sent as aforesaid, by designating such other names and/or addresses in a notice given in accordance with the provisions of this Paragraph.

22. Waiver of Jury Trial and Right to Counterclaim. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matter arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, Subtenant’s use or occupancy of the Subleased Premises, any claim of injury or damage, or the enforcement of any remedy under any statute. If Sublandlord commences any summary proceeding for nonpayment of Rent required to be made under this Sublease, Subtenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of any nature or description in any such proceeding.

23. No Waiver. The failure of Sublandlord or Subtenant to insist in any one or more cases upon the strict performance or observance of any obligation of the other party under this Sublease, or to exercise any right contained in this Sublease, shall not be construed as a waiver or relinquishment for the future of either any such obligation or any right of such party. Sublandlord’s or Subtenant’s receipt, and acceptance of performance, of any obligation by Sublandlord or Subtenant with the non-defaulting party’s knowledge of a breach by the defaulting party of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublandlord or Subtenant of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord or Subtenant, as applicable.

24. Complete Agreement. There is no representation, agreement, arrangement or understanding, oral or written, between Sublandlord and Subtenant relating to the subject matter of this Sublease which is not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

25. Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. If Sublandlord assigns or transfers the leasehold estate under the Prime Lease, Sublandlord shall be entirely relieved and freed of all obligations under this Sublease from and after the date that such assignee or transferee agrees in writing to perform all of the obligations of Sublandlord hereunder from and after such date.

26. Interpretation. Irrespective of the place of execution of performance, this Sublease shall be governed by and construed in accordance with the laws of California applicable to agreements made and to be wholly performed within such venue. If any provision of this Sublease, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of this Sublease, and the application of that provision to the other persons or circumstances, shall not be affected but rather shall be enforced to the extent permitted by law. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, it shall be deemed that such words or phrases were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party undertaking or making same (not dependent on any other provision of this Sublease unless otherwise expressly provided). All terms and words used in this Sublease, regardless of number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

27. No Offer. Submission of this Sublease for examination or signature by Sublessee does not constitute a reservation of option for or option to sublease, and such submission is not effective as a sublease or otherwise until execution and delivery by both Sublessor and Sublessee, subject, however, to the provisions of Paragraph 8 above.

28. Authority. Each party to this Sublease represents that it is authorized to execute and to deliver the same and perform its obligations as set forth herein.

29. No Exercise of Option. Sublandlord acknowledges and agrees that Sublandlord shall not exercise any option to extend the term of the Prime Lease that it may have pursuant to Section 2.6 of the Prime Lease or otherwise. As between Sublandlord and Subtenant, if Prime Landlord and Subtenant have executed the Direct Lease, the Sublandlord will have no further obligations under the Prime Lease at the end of the existing Prime Lease term.

30. Amendment or Modification. Sublandlord and Prime Landlord shall not amend or modify the Prime Lease in any way so as to materially or adversely affect Subtenant or its interest hereunder, materially increase Subtenant’s obligations hereunder or materially restrict Subtenant’s rights hereunder, without the prior written consent of Subtenant, which may be withheld in Subtenant’s sole discretion.

31. Authorization to Direct Sublease Payments. Subtenant shall have the right to pay all rent and other sums owing by Subtenant to Sublandlord hereunder for those items which also arc owed by Sublandlord to Prime Landlord under this Sublease directly to Prime Landlord on the following terms and conditions: (i) Subtenant reasonably believes that Sublandlord is in default of its payment obligations to Prime Landlord under the Prime Lease and Sublandlord fails to provide adequate proof of payment within two (2) business days after Subtenant’s written demand requesting such proof; (ii) Subtenant shall not prepay any amounts owing by Subtenant without the consent of Sublandlord; (iii) Subtenant shall provide to Sublandlord concurrently with any payment to Prime Landlord reasonable evidence of such payment; and (iv) if Sublandlord notifies Subtenant that it disputes any amount demanded by Prime Landlord, Subtenant shall not make any such payment to Prime Landlord unless Prime Landlord has provided a three-day notice to pay such amount or forfeit the Prime Lease.

Any sums rightfully paid directly by Subtenant to Prime Landlord in accordance with this Paragraph shall be credited toward the amounts payable by Subtenant to Sublandlord under this Sublease. In the event Subtenant tenders payment directly to Prime Landlord in accordance with this Paragraph and Prime Landlord refuses to accept such payment, Subtenant shall have the right to deposit such funds in an account with a national bank for the benefit of Prime Landlord and Sublandlord, and the deposit of said funds in such account shall discharge Subtenant’s obligation under this Sublease to make the payment in question.

32. Signage. Subtenant shall be permitted to install the signage provided for pursuant to the Prime Lease, subject to Subtenant’s compliance with the provisions of the Master Lease applicable thereto.

33. Hazardous Materials. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, Subtenant, its agents, employees, contractors, officers, directors, shareholders, successors, sublessees or assigns shall not be responsible for, and Sublandlord shall indemnify, protect, defend and hold harmless Subtenant with respect to, any claim, remediation obligation, investigation obligation, removal obligation, monitoring obligation, liability, cause of action, penalty, attorneys’ fee, consultants’ cost, expense or damage owing or alleged to be owing with respect to any Hazardous Substance present on or about the Subleased Premises, the Building or the Project, or the soil, groundwater or surface water thereof, to the extent caused by Sublandlord, its agents, employees, contractors, sublessees, assignees or invitees. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, Sublandlord, its agents, employees, contractors, officers, directors, shareholders, successors, sublessees or assigns shall not be responsible for, and Subtenant shall indemnify, protect, defend and hold harmless Sublandlord with respect to, any claim, remediation obligation, investigation obligation, removal obligation, monitoring obligation, liability, cause of action, penalty, attorneys’ fee, consultants’ cost, expense or damage owing or alleged to be owing with respect to any Hazardous Substance present on or about the Subleased Premises, the Building or the Project, or the soil, groundwater or surface water thereof, to the extent caused by Subtenant, its agents, employees, contractors, sublessees, assignees or invitees.

34. Termination of Sublease. If this Sublease is terminated solely as a result of a default by Sublandlord (which default is not caused by Subtenant) under the Prime Lease or this Sublease (including, without limitation, a default by Sublandlord under Paragraph 29 above), Sublandlord shall be in default under this Sublease and Subtenant shall be entitled to exercise any rights or remedies it may have at law or in equity with respect to such default. In addition, Sublandlord shall not voluntarily terminate the Prime Lease during the Sublease Term unless and until Prime Landlord has agreed in writing to continue this Sublease in full force and effect as a direct lease between Prime Landlord and Subtenant upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Prime Landlord so consents, Subtenant shall attorn to Prime Landlord in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Prime Landlord; provided, however, that the attornment agreement does not materially adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, materially increase Subtenant’s obligations under this Sublease or materially decrease Subtenant’s rights under this Sublease.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

Sublandlord:

OMNICELL, INC., a Delaware corporation

By:	/s/ Rob Seim
Name:
Title:

Subtenant:

LINKEDIN CORPORATION, a Delaware corporation

By:	/s/ Steve Sordello
Name: Steve Sordello
Title:Chief Financial Officer

EXHIBIT A

THE PRIME LEASE

EXHIBIT B

THE SUBLEASED PREMISES

CONSENT OF MASTER LANDLORD TO SUBLEASE

AND CONDITIONAL RECOGNITION OF SUBLEASE

Master Landlord:	Britannia Hacienda VIII LLC, a Delaware limited liability company

Tenant:	Omnicell, Inc., a Delaware corporation

Subtenant:	LinkedIn Corporation, a Delaware corporation

Master Lease:	Lease dated June 29, 2007

Master Premises:	Approximately I 8,333 square feet of the first floor of the building located at 2025 Stierlin Court in the Britannia Shoreline, Technology Park, Mountain View, California

This CONSENT OF MASTER LANDLORD TO SUBLEASE AND CONDITIONAL RECOGNITION OF SUBLEASE (“Consent”), dated as of December     , 2010, is made by and among Master Landlord, Tenant and Subtenant (as identified above) with reference to the following recitals:

RECITALS

A.	Master Landlord, as landlord, and Tenant, as tenant, are parties to the Master Lease (as identified above), covering premises which consist of or include the Master Premises (as identified above).

B.	Tenant, as sublandlord, and Subtenant, as subtenant, are parties to that certain Sublease dated as of January 4, 2011 (the “Sublease”) covering a the entire Master Premises as more particularly set forth in the Sublease (the “Sublease Premises”).

C.	Tenant and Subtenant have requested that Master Landlord grant its consent to the Sublease.

AGREEMENT

Master Landlord hereby grants its consent to the Sublease, subject to and upon the following express terms and conditions, to which Tenant and Subtenant hereby agree:

1.	Tenant and Subtenant severally represent and warrant to Master Landlord that the copy of the Sublease previously provided by them to Master Landlord is a true, correct and complete copy of the Sublease (including all Exhibits), that the Sublease has not been modified or amended, that no other agreements exist between Tenant and Subtenant relating to the Sublease or the Sublease Premises, and that no consideration of any kind has been paid or is payable by Subtenant to Tenant in connection with the Sublease, other than as expressly disclosed in the Sublease.

2.	This Consent shall not be effective, the Sublease shall not be valid, and Subtenant shall not take possession of the Sublease Premises unless and until (a) complete counterparts of this Consent and of the Sublease (including all Exhibits), fully executed by Tenant and Subtenant, have been delivered to Master Landlord, (b) to the extent required under Section 17.12 of the Master Lease, Tenant has paid or reimbursed Master Landlord’s costs and expenses (including reasonable attorneys’ fees) incurred in connection with the Sublease and this Consent, and (c) Master Landlord has executed this Consent.

3.	The Sublease is and is intended to be subject and subordinate to the Master Lease and all of the covenants, agreements, terms, provisions and conditions contained in the Master Lease. Nothing contained in the Sublease may be construed to amend the Master Lease, and Master Landlord shall not be bound by, nor in any way estopped by, any of the provisions of the Sublease. However, nothing in this Consent is intended to modify, limit or impair any of the provisions of the Sublease as between Tenant and Subtenant. If there is a conflict between a provision in the Master Lease and a provision in the Sublease as to the rights of Master Landlord or the performance due to Master Landlord, except as expressly set forth in this Consent, the provision in the Master Lease shall prevail.

4.	Without limiting any other provisions contained in this Consent, the Sublease (including, if applicable, any incorporation by reference of Master Lease provisions into the Sublease, with or without modification of such provisions for purposes of such incorporation by reference) and this Consent do not, and are not intended to, (a) modify, release, waive, impair or affect (i) any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease, (ii) any of Tenant’s or Master Landlord’s obligations under the Master Lease, (iii) any of Master Landlord’s rights or remedies under the Master Lease, or (iv) any breach or default by Tenant or Master Landlord in the performance of its obligations under the Master Lease; (h) increase Master Landlord’s obligations or Tenant’s rights under the Master Lease; or (c) except as expressly set forth in this Consent, create any direct contractual or other relationship between Master Landlord and Subtenant, any direct obligation or liability of Master Landlord to Subtenant or any direct right or remedy of Subtenant against Master Landlord.

5.	Notwithstanding the Sublease or this Consent, as between Master Landlord and Tenant, Tenant shall remain fully and primarily liable for the payment of all minimum and additional rental amounts due under the Master Lease and for the performance of all the obligations of Tenant under the Master Lease. Neither the Sublease nor this Consent shall release or discharge Tenant from any liability under the Master Lease.

6.	The acceptance of minimum and additional rental amounts by Master Landlord from Subtenant or any third party shall not be deemed a waiver by Master Landlord of the obligation of Tenant to pay any other amounts then due or thereafter becoming due pursuant to or as provided in the Master Lease. The performance of any obligation required of Tenant under the Master Lease by Subtenant or any third party shall not be deemed a waiver by Master Landlord of the duty of Tenant to perform any other obligation as to which performance is then due under the Master Lease, or of the duty of Tenant to perform the same or any other obligation under the Master Lease in the future.

7.	Any act or omission by Subtenant or anyone claiming under or through Subtenant that violates any of the provisions of the Master Lease as such provisions relate to the Sublease Premises shall be deemed a violation of the Master Lease by Tenant, subject to any applicable notice and cure provisions under the Master Lease,

8.	In the event of termination of the Master Lease as a result of an uncured default by Tenant under the Master Lease, or for any other reason other than due to Master Landlord’s exercise of any termination right Master Landlord has under the Master Lease due to casualty or condemnation (as described in the Master Lease), including, but not limited to, the exercise by Master Landlord or Tenant of an option or right to terminate the Master Lease pursuant to any provision in the Master Lease, by operation of law, by mutual agreement between Master Landlord and Tenant, or otherwise, then, as between Master Landlord and Subtenant, Subtenant’s tenancy shall continue as a direct lease between Master Landlord and Subtenant, without the necessity of executing a new lease, upon all of the terms, covenants and conditions as the Sublease, and Master Landlord shall undertake and perform the obligations of Tenant under the Sublease from the time of the exercise of such option to the date of expiration or earlier termination of the Sublease, but Master Landlord shall not (a) be liable for any prepayment of more than the then-current month’s minimum rent or for any security deposit paid by Subtenant (except to the extent, if any, that any such security deposit is actually transferred to Master Landlord by Tenant), (h) be liable for any previous act or omission of Tenant under the Master Lease or for any other default of Tenant under the Sublease, (c) be subject to any previously accrued defenses or offsets which Subtenant may have or claim against Tenant, (d) be bound by any changes or modifications made to the Sublease without the prior written consent of Master Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), (e) be liable to return to Subtenant any security or other deposit provided by Subtenant to Tenant under the Sublease, or (f) be subject to the terms of Section 33 of the Sublease.

9.	If Tenant is in default of the Lease, after expiration of any applicable notice and cure periods, Tenant agrees that Master Landlord may require that all payments due from Subtenant under the Sublease be made directly to Master Landlord, in which case Tenant shall receive a credit against rent due under the Master Lease in the amount of any payments so received by Master Landlord (except to the extent any such payments represent amounts which Master Landlord would have been entitled to receive in any event as Master Landlord’s share of excess sublease consideration pursuant to the applicable terms of the Master Lease). Tenant irrevocably authorizes and directs Subtenant, on receipt of any written notice from Master Landlord stating that a monetary default (beyond applicable notice and cure periods) exists in the performance of Tenant’s obligations under the Master Lease, to pay to Master Landlord the rents and any other sums due and to become due under the Sublease. Tenant agrees that Subtenant has the right to rely on any such statement from Master Landlord, and that Subtenant may comply with any such notice and pay the required rents and other sums directly to Master Landlord without any obligation or right to inquire as to whether a default exists, and despite any notice or claim from Tenant to the contrary. Tenant will have no right or claim against Subtenant for any such rents or other sums paid by Subtenant to Master Landlord.

10.	In consideration of Master Landlord’s consent to the Sublease, Subtenant shall indemnify, defend and hold Master Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors harmless from and against any and all liabilities, actions, claims, demands, damages, losses, judgments, costs and expenses, including (but not limited to) reasonable attorneys fees (collectively, “Liabilities”), arising out of or in connection with (a) any damage or injury occurring in the Sublease Premises from any cause whatsoever or (b) any acts or omissions of Subtenant or its agents or employees, except (in each instance) to the extent the applicable Liabilities are attributable to negligence or willful misconduct or omission by Master Landlord or its agents or employees. Master Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors shall not be liable for, and Subtenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or about the Sublease Premises, or for injuries to Subtenant or its agents or third persons in or about the Sublease Premises, from any cause whatsoever other than negligence or willful misconduct or omission by Master Landlord or its agents or employees. The provisions of this Paragraph 10 shall survive the termination of the Sublease.

11.	In addition to the insurance required to be carried by Tenant under the Master Lease (which Tenant shall continue to carry), Subtenant shall maintain throughout the term of the Sublease (a) liability insurance and (b) property insurance on Subtenant’s equipment, trade fixtures and personal property, all of which insurance shall meet the same requirements as the corresponding insurance required to he carried by Tenant under the Master Lease, including (to the extent applicable) naming as additional insureds Master Landlord and any related persons or entities required under the terms of the Master Lease to be designated as such additional insureds, and shall deliver proof of such insurance to Master Landlord as required under the Master Lease. Master Landlord shall have the same enforcement rights against Subtenant as it has against Tenant with respect to these requirements.

12.	Intentionally Omitted.

13.	Intentionally Omitted.

14.	As among Master Landlord, Tenant and Subtenant, Master Landlord shall not incur or be subject to any liability for any commissions, fees or costs of any broker, finder, agent or other person with respect to the Sublease, but as between Tenant and Subtenant, the applicable provisions of the Sublease regarding brokerage commissions shall control. Tenant and Subtenant shall each severally indemnify, defend and hold Master Landlord harmless from and against any and all liabilities, actions, claims, demands, damages, losses, judgments, costs and expenses, including (but not limited to) reasonable attorneys fees, arising out of or in connection with any claim for any such commissions, fees or costs by any such broker, finder, agent or other person in connection with the Sublease based on an alleged agreement or relationship of such claimant with the indemnifying party.

15.

The Sublease and this Consent do not, and are not intended to, (a) limit, restrict or impair in any way Master Landlord’s right to amend or terminate the Master Lease by agreement with Tenant (subject, however, to the provisions of Paragraph 8, above, and this Paragraph 1 5), or (b) require Master Landlord to obtain Subtenant’s approval of or consent to any such amendment or termination. If the Sublease contains a provision by which Tenant has agreed, for the benefit of Subtenant, that “tenant will not amend the Master Lease or agree to an early termination of the Master Lease without Subtenant’s consent, then Master Landlord has no responsibility for policing, enforcing or honoring that provision and expressly reserves the right to deal solely with Tenant regarding any proposed amendment to or termination of the Master Lease. Notwithstanding the foregoing provision, as between Master Landlord and Subtenant, Master Landlord shall not agree with Tenant to permit a voluntary termination of the Master Lease unless Master Landlord has agreed in writing to continue the Sublease in full force and effect as a direct lease between Master Landlord and Subtenant upon and subject to all of the terms, covenants and conditions of the Sublease for the balance of the Term thereof; provided, however, that the preceding portion of this sentence shall not apply, a “voluntary termination” shall not be deemed to have occurred, and the Sublease shall terminate concurrently with the termination of the Master Lease if either of the following circumstances exists at the time the termination of the Master Lease occurs, whether such termination of the Master Lease occurs by agreement or settlement or stipulation between Master Landlord and Tenant or otherwise: (i) Subtenant is in material default (beyond any applicable notice and cure periods) under the Sublease or under any then existing direct lease between Subtenant and Master Landlord covering premises located within the Britannia Shoreline Technology Park; or (ii) Subtenant is insolvent, has made a transfer in fraud of creditors or an assignment for the benefit of creditors, has admitted in writing its inability to pay its debts when due, has filed a voluntary petition in bankruptcy or any other petition seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation (collectively, a “Petition for Relief”), is the subject of an involuntary Petition for Relief filed against it by any creditor or other third party which Petition for Relief has remained undischarged for a period of more than thirty (30) days, or is the subject of a receivership, attachment, execution or other judicial seizure with respect to assets including its leasehold or sublease hold interest in the Master Premises or Sublease Premises, respectively.

16.	Irrespective of any agreement between Tenant and Subtenant relating to the condition of the Sublease Premises upon surrender, Tenant acknowledges that as between Tenant and Master Landlord, Tenant shall remain fully liable for the condition of the entire Master Premises in accordance with the provisions of the Master Lease.

17.	Master Landlord and Subtenant mutually agree that the waiver of subrogation contained in the Master Lease shall apply as between Master Landlord and Subtenant. In addition, Subtenant by its signature below agrees that to the extent any equipment, trade fixtures or personal property of Subtenant remains in or about the Sublease Premises at the expiration or earlier termination of the Master Lease, the terms of Section 8.2(c) of the Master Lease shall apply as between Master Landlord and Subtenant; provided, however that this sentence shall not apply if Master Landlord and Subtenant have executed and delivered an amendment to the direct lease between Master Landlord and Subtenant for the second floor of the building in which the Master Premises is located providing for Subtenant’s lease of the Master Premises immediately following the expiration of the Master Lease.

18.	Without limiting any other provision contained in this Consent, and notwithstanding any provision to the contrary contained in the Sublease, except to the extent (if any) expressly set forth in this Consent, this Consent is not, and is not intended to be:

a.	A consent to any alteration or work of improvement that Tenant and/or Subtenant may desire or intend to undertake in or about the Sublease Premises, or a waiver of any provision of the Master Lease relating to the condition or restoration of the Sublease Premises upon the expiration or earlier termination of the Master Lease. As between Master Landlord on the one hand and Tenant and/or Subtenant on the other hand, all such matters shall be governed by the appropriate provisions contained in the Master Lease, and any required approval by Master Landlord of any alterations or improvements proposed by or on behalf of Subtenant will be considered only upon receipt of a formal request accompanied by appropriate drawings and specifications and such other information as Master Landlord may reasonably request under the terms of the Master Lease.

b.	A consent to, or a waiver of any right of Master Landlord to approve, any subsequent subletting, assignment or other similar transaction by Tenant or Subtenant. Without limiting the generality of the foregoing, Tenant and Subtenant hereby acknowledge and agree that Subtenant has no right to assign, mortgage, hypothecate, encumber or otherwise transfer the Sublease, the Sublease Premises or Subtenant’s interest in either of them, or to sublet the Sublease Premises or any part thereof, without Master Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed by Master Landlord.

c.	A consent to, or a waiver of any right of Master Landlord to approve, any use of hazardous, radioactive or toxic materials in or about the Sublease Premises, except in compliance with all applicable requirements of the Master Lease and with Master Landlord’s express written consent (in response to a specific request) to the extent required under the Master Lease.

d.	A consent to, or a waiver of any right of Master Landlord to approve, any signage proposed to be installed for the benefit of Subtenant on or about the Sublease Premises or Master Premises. Any required approval by Master Landlord of any signage proposed by or on behalf of Subtenant will be considered only upon receipt of a -formal request accompanied by appropriate drawings and specifications and such other information as Master Landlord may reasonably request under the terms of the Master Lease.

19.	All use of ‘parking spaces on the subject property by Subtenant pursuant to the Sublease shall he on a non-exclusive basis and shall be subject to all parking-related provisions in the Master Lease. Master Landlord is not hereby consenting to any designation or reservation of specific parking spaces on the subject property for use by Subtenant.

20.	This Consent contains the entire agreement of the parties with respect to the subject matter hereof, and may not be modified or terminated except in writing signed by all the parties hereto.

21.	This Consent may be executed in one or more counterparts and by separate parties on separate counterparts, each of which counterparts shall constitute an original and all of which counterparts together shall constitute one and the same instrument.

22.	Notwithstanding anything to the contrary contained in the Sublease or the Master Lease, as between Master Landlord and Subtenant with respect to any financial information required by Master Landlord from Subtenant pursuant to the Sublease or this Consent, Master Landlord agrees to comply with the provisions of Section 17.11 of the direct lease, dated March 27, 2000, as amended, between Master Landlord and Subtenant for the premises located at 2029 Stierlin Court, Mountain View, California.

[rest of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Master Landlord, Tenant and Subtenant have executed this Consent as of the date First set forth above.

Master Landlord:

BRITANNIA HACIENDA VIII LLC,

a Delaware limited liability company

By:	IICP Estates USA Inc.

By:	/s/ Jonathan M. Bergschneider
Jonathan M. Bergschneider
Senior Vice President

Tenant:		Subtenant:

OMNICELL, INC., a Delaware corporation		LINKEDIN CORPORATION, a Delaware corporation

By:	/s/ Rob Seim	By:	/s/ Steve Sordello 12/6/10

Name:	Rob Seim	Name:	Steve Sordello

Title:	CFO	Title:	CFO